                                                                     EXHIBIT 2.3


                      AMENDMENT NO. 1 TO PURCHASE AGREEMENT

     This AMENDMENT NO. 1 dated as of February 13, 2004 (this "Amendment") to the Purchase Agreement dated as of November 18, 2003 (the "Purchase Agreement") among Ionics, Incorporated, a Massachusetts corporation (the "Purchaser"), and the individuals and entities listed on Exhibit A thereto (the "Sellers").

     WHEREAS, the Purchaser and Sellers wish to amend certain sections of the Purchase Agreement as provided below;

     NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1.   AMENDMENT OF PURCHASE AGREEMENT.

     1.01 Section 1.04(a) of the Purchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

          "(a) "Excess Cash" shall mean the amount equal to (i) the sum of (A) all cash, cash equivalents (including cash represented by undeposited checks) and marketable securities held by the Companies and their subsidiaries as of the close of business on January 31, 2004 (the "Allocation Date") plus (B) cash deposits made by the Companies and held by the Internal Revenue Service for Required Payment for Refund under Section 7519 of the Code (which, as of November 18, 2003, were in the approximate amount of $1,620,988) as described in SECTION 1.04(a) OF THE SELLER DISCLOSURE SCHEDULE (collectively, the "Deposits"), plus (c) $900,000, which represents the agreed upon adjustment related to the Excess Cash that the Companies and their subsidiaries were expected to generate between the close of business on the Allocation Date and the close of business on the business day immediately prior to the Closing Date, minus (ii) the sum of (A) all amounts necessary for the Companies and their subsidiaries to satisfy and discharge in full all Borrowed Debt and all monetary liabilities and obligations arising under any Derivatives existing as of the Closing (including any Liens securing such Borrowed Debt and other items), (B) if, as of the close of business on the business day immediately prior to the Closing Date, the Companies and their subsidiaries shall not have made all Required Capital Calls (as defined below) in cash, the aggregate amount of all Required Capital Calls that have not been made by the Companies and their subsidiaries before the close of business on the business day immediately prior to the Closing Date, (C) the amount represented by checks issued by the Companies and their subsidiaries prior to the Allocation Date, but uncollected or unpaid as of the close of business on the Allocation Date and (D) $1,000,000, which represents the agreed upon adjustment related to UK deferred income taxes as disclosed in the Combined Balance Sheet. Between the date hereof and the close of business on the business day immediately prior to the Closing Date, the Companies and their subsidiaries shall make all investments in, and capital contributions to, the Nalco JV that the Companies and their subsidiaries are required to make through the Closing Date pursuant to any partnership, operating or other governing agreements of the Nalco

                 Amendment No. 1 to Purchase Agreement - Page 2


          JV (the "Required Capital Calls"); provided, however, that for purposes of determining Excess Cash, the investments in, and capital contributions to, the Nalco JV by the Companies and their subsidiaries relating to the Project that were not made prior to the close of business on the Allocation Date shall not constitute Required Capital Calls. Sellers hereby inform Purchaser that there are no unmade Required Capital Calls as of the date hereof, and that the Sellers currently expect that the investment in, or capital contribution to, the Nalco JV by the Companies and their subsidiaries relating to the Project will be approximately $450,000. For purposes of determining Excess Cash (and any related items), all assets and liabilities of the Nalco JV shall be excluded. The parties acknowledge that Sellers intend to cause to be distributed to Sellers before the Closing all Excess Cash and no more. Sellers Representatives shall prepare and deliver to Purchaser at least two business days before the Closing Date, a good faith estimate of the amount of Excess Cash as of the Closing (the "Estimated Closing Excess Cash Amount") (such estimate to separately set forth both the aggregate and detailed amounts supporting the Estimated Closing Excess Cash Amount and the amounts thereof allocated to each Seller under Section 1.01(c)). Since the Allocation Date neither the Companies nor their subsidiaries have made, and from and after the Allocation Date neither the Companies nor their subsidiaries shall make, any distribution of cash, cash equivalents, marketable securities or Deposits unless the making of such distribution and the amount thereof was specifically included in the Sellers' calculation of the Estimated Closing Excess Cash Amount. "Final Excess Cash Amount" shall mean the amounts of Excess Cash set forth on the Closing Excess Cash Statement that becomes final and binding on each Seller and Purchaser in accordance with this Section 1.04."

     1.02 Section 1.04(h) of the Purchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

          "(h) "Working Capital" shall mean Current Assets minus Current Liabilities. "Current Assets" shall mean total current assets of the Companies and their subsidiaries, excluding any items included in the calculation of Excess Cash. Current Assets shall be calculated in a consistent manner, using the same GAAP accounting principles, practices, methodologies and policies as applied to current assets in the Combined Balance Sheet. "Current Liabilities" shall mean total current liabilities of the Companies and their subsidiaries, excluding any items included in the calculation of Excess Cash. Current Liabilities shall be calculated in a consistent manner, using the same GAAP accounting principles, practices, methodologies and policies as applied to current liabilities in the Combined Balance Sheet. Working Capital shall include Current Assets or Current Liabilities relating to Taxes properly accruable by the Companies or their subsidiaries calculated in a consistent manner, using the same GAAP accounting principles, practices, methodologies and policies as applied to Taxes in the

               Amendment No. 1 to the Purchase Agreement - Page 3

          Combined Balance Sheet (for the avoidance of doubt, deferred taxes related to the UK, as recorded in the Combined Balance Sheet, are not includable in Current Assets or Current Liabilities). Working Capital shall not include any Borrowed Debt or any Derivatives, which are included in the calculation of Excess Cash. Working Capital shall not include any accruals for (i) unused vacation or (ii) advances to Sellers that are reclassified as distributions to such Sellers before the Closing Date. For purposes of determining Working Capital (and any related items), all assets and liabilities of the Nalco JV shall be excluded. All bonuses payable to employees of the Companies and their subsidiaries that are currently scheduled to be paid in November 2003 for sales bonuses and January 2004 for other employees, although discretionary, were paid before the close of business on the Allocation Date. "Closing Working Capital" shall mean Working Capital as of the close of business on the Allocation Date. "Closing WC Amount" shall mean Closing Working Capital minus $17,000,000. Sellers Representatives shall prepare and deliver to Purchaser at least two business days before the Closing Date, a good faith estimate of the amount of Closing Working Capital (the "Estimated Closing Working Capital") and Closing WC Amount (the "Estimated Closing WC Amount") (such estimates to separately set forth both the aggregate and detailed amounts supporting the Estimated Closing Working Capital and Estimated Closing WC Amount and the amounts thereof allocated to each Seller under Section 1.01(c)). "Final Closing Working Capital" shall mean the amounts of Closing Working Capital set forth on the Closing Working Capital Statement that becomes final and binding on each Seller and Purchaser in accordance with this Section 1.04. "Final Closing WC Amount" shall mean Final Closing Working Capital minus $17,000,000."

     1.03 Section 1.04(i) of the Purchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

          "(i) Until final resolution of any issues regarding the Post-Closing Statements, Purchaser shall not take any actions with respect to the historical accounting books and records of the Companies on which the Post-Closing Statement are based not consistent with the past practices of the Companies. Without limiting the generality of the foregoing, no changes shall be made until such determination in any reserve or other account existing as of the date of the Combined Balance Sheet or the Allocation Date except as a result of events occurring after the date of the Combined Balance Sheet through the Allocation Date and, in such event, only in a manner consistent with the methodology used in the Combined Balance Sheet. During the period required for the preparation and review of, and resolution of disputes relating to, the Post-Closing Statements or any amounts set forth therein or based thereon, Sellers and Purchaser shall each afford the other's accountants and other designated representatives reasonable access during regular business hours to the books and records of the Companies and their respective subsidiaries as they may reasonably require in order to review and verify the items in the Post-Closing Statements."

                 Amendment No. 1 to Purchase Agreement - Page 4


     1.04 The Purchase Agreement shall be amended by adding new Section 1.04(k), which shall read in its entirety as follows:

          "(k) The Seller hereby represent and warrant to Purchaser that Ecolochem JV Holdings, Inc. is responsible for making a final capital contribution to the Nalco JV in the amount of $450,000 (the "Final Capital Call Amount") in respect of the last remaining project to be completed by the Nalco JV (the "Project"), that Ecolochem has previously provided equipment to the Nalco JV in respect of the Project with an aggregate value of $1,264,000 (the "Equipment Amount") and that Ecolochem will issue one or more invoices to the Nalco JV in respect of the Equipment Amount (the "Ecolochem Invoice") within 60 days of the Closing Date. Within 10 business days after receipt of payment by Ecolochem from the Nalco JV with respect to the Ecolochem Invoice, Purchaser will pay to the Ecolochem Sellers an amount equal to the amount actually paid by the Nalco JV with respect to the Ecolochem Invoice less the Final Capital Call Amount. Such amount to be paid by Purchaser shall be allocated among the Ecolochem Sellers in the same proportion as the Initial Cash Consideration is to be apportioned as of the Closing Date.

     1.05 Section 8.02(m) of the Purchase Agreement shall be amended by deleting such section in its entirety.

               Amendment No. 1 to the Purchase Agreement - Page 5

2.   MISCELLANEOUS.

     2.01. Effect. Except as previously amended and as amended hereby, the Purchase Agreement shall remain in full force and effect.

     2.03. No Waiver. This Amendment is effective only in the specific instance and for the specific purpose for which it is executed and, except as specifically set forth herein, shall not be considered a waiver or agreement to amend as to any provision of the Purchase Agreement (as amended) in the future.

     2.04. Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Purchase Agreement unless the context clearly indicates or dictates a contrary meaning.

     2.05. Notices. All notices, requests, demands and other communications provided for in this Amendment shall be delivered in compliance with Section
11.04 of the Purchase Agreement.

     2.06. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF THE STATE OF NEW YORK.

     2.07. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Amendment shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of this Amendment, each signed by the other party or parties hereto or thereto.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

               Amendment No. 1 to the Purchase Agreement - Page 6


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 or have caused it to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PURCHASER:

                                        IONICS, INCORPORATED


                                        By: /s/ Stephen Korn
                                           ------------------------------------
                                            Stephen Korn
                                            Vice President and General Counsel

             [Amendment No. 1 to Purchase Agreement Signature Page]

SELLERS:

ECOLOCHEM, INC. SHAREHOLDERS

                                   THE LYMAN B. DICKERSON REVOCABLE TRUST DATED
                                   SEPTEMBER 9, 1996, OR ANY SUCCESSOR TRUSTEE,
                                   AS AMENDED


                                   By:   /s/ Lyman B. Dickerson
                                      -----------------------------------------
                                         LYMAN B. DICKERSON, Trustee


                                   THE RICHARD DICKERSON REVOCABLE TRUST DATED
                                   MARCH 5, 1993, OR ANY SUCCESSOR TRUSTEE,
                                   AS AMENDED


                                   By:   /s/ Douglas G. Dickerson
                                      -----------------------------------------
                                        DOUGLAS G. DICKERSON, Co-Trustee


                                   By:   /s/ Marguerite W. Dickerson
                                      -----------------------------------------
                                        MARGUERITE W. DICKERSON, Co-Trustee

             [Amendment No. 1 to Purchase Agreement Signature Page]

                                   THE DOUGLAS G. DICKERSON REVOCABLE TRUST
                                   DATED JUNE 22, 1988,  OR ANY SUCCESSOR
                                   TRUSTEE, AS AMENDED


                                   By:  /s/ Douglas G. Dickerson
                                      -----------------------------------------
                                        DOUGLAS G. DICKERSON, Trustee


ECOLOCHEM INTERNATIONAL, INC. SHAREHOLDERS

                                   THE LYMAN B. DICKERSON REVOCABLE TRUST DATED
                                   SEPTEMBER 9, 1996, OR ANY SUCCESSOR TRUSTEE,
                                   AS AMENDED


                                   By:  /s/ Lyman B. Dickerson
                                      -----------------------------------------
                                        LYMAN B. DICKERSON, Trustee


                                   THE RICHARD DICKERSON REVOCABLE TRUST DATED
                                   MARCH 5, 1993, OR ANY SUCCESSOR TRUSTEE,
                                   AS AMENDED


                                   By:  /s/ Douglas G. Dickerson
                                      -----------------------------------------
                                        DOUGLAS G. DICKERSON, Co-Trustee


                                   By:   /s/ Marguerite W. Dickerson
                                      -----------------------------------------
                                        MARGUERITE W. DICKERSON, Co-Trustee


                                   THE DOUGLAS G. DICKERSON REVOCABLE TRUST
                                   DATED JUNE 22, 1988, OR ANY SUCCESSOR
                                   TRUSTEE, AS AMENDED


                                   By:  /s/ Douglas G. Dickerson
                                      -----------------------------------------
                                        DOUGLAS G. DICKERSON, Trustee

             [Amendment No. 1 to Purchase Agreement Signature Page]


                                   THE LYMAN DICKERSON IRREVOCABLE TRUST, DATED
                                   JULY 1, 1991


                                   By:   /s/ Lyman B. Dickerson
                                      -----------------------------------------
                                        LYMAN B. DICKERSON, Trustee


                                   By:   /s/ Charles C. Kline
                                      -----------------------------------------
                                        CHARLES C. KLINE, Independent Trustee


                                   THE RICHARD DICKERSON IRREVOCABLE TRUST
                                   NO. 3, DATED JULY 1, 1991

                                   By:   /s/ Douglas G. Dickerson
                                      -----------------------------------------
                                        DOUGLAS G. DICKERSON, Co-Trustee


                                   By:   /s/ Marguerite W. Dickerson
                                       -----------------------------------------
                                        MARGUERITE W. DICKERSON, Co-Trustee


                                   By:   /s/ Frederick T. Stant
                                       -----------------------------------------
                                        FREDERICK T. STANT, III,
                                        Independent Trustee


                                   THE DOUGLAS DICKERSON IRREVOCABLE TRUST
                                   NO. 3, DATED JULY 1, 1991


                                   By:   /s/ Douglas G. Dickerson
                                      -----------------------------------------
                                        DOUGLAS G. DICKERSON, Trustee


                                   By:   /s/ Frederick T. Stant
                                      -----------------------------------------
                                        FREDERICK T. STANT, III,
                                        Independent Trustee

             [Amendment No. 1 to Purchase Agreement Signature Page]



MOSON HOLDINGS, L.L.C., MEMBERS


                                   THE LYMAN B. DICKERSON REVOCABLE TRUST DATED
                                   SEPTEMBER 9, 1996, OR ANY SUCCESSOR TRUSTEE,
                                   AS AMENDED


                                   By:   /s/ Lyman B. Dickerson
                                      -----------------------------------------
                                        LYMAN B. DICKERSON, Trustee


                                   THE RICHARD DICKERSON REVOCABLE TRUST DATED
                                   MARCH 5, 1993, OR ANY SUCCESSOR TRUSTEE,
                                   AS AMENDED


                                   By:   /s/ Douglas G. Dickerson
                                      -----------------------------------------
                                        DOUGLAS G. DICKERSON, Co-Trustee


                                   By:   /s/ Marguerite W. Dickerson
                                      -----------------------------------------
                                        MARGUERITE W. DICKERSON, Co-Trustee


                                   THE DOUGLAS G. DICKERSON REVOCABLE TRUST
                                   DATED JUNE 22, 1988, OR ANY SUCCESSOR
                                   TRUSTEE, AS AMENDED


                                   By:   /s/ Douglas G. Dickerson
                                      -----------------------------------------
                                        DOUGLAS G. DICKERSON, Trustee


                                   THE LYMAN DICKERSON IRREVOCABLE TRUST, DATED
                                   JULY 1, 1991


                                   By:   /s/ Lyman B. Dickerson
                                      -----------------------------------------
                                        LYMAN B. DICKERSON, Trustee


                                   By:   /s/ Charles C. Kline
                                      -----------------------------------------
                                        CHARLES C. KLINE, Independent Trustee

             [Amendment No. 1 to Purchase Agreement Signature Page]


                                   THE RICHARD DICKERSON IRREVOCABLE TRUST
                                   NO. 3, DATED JULY 1, 1991


                                   By:   /s/ Douglas G. Dickerson
                                      -----------------------------------------
                                        DOUGLAS G. DICKERSON, Co-Trustee


                                   By:   /s/ Marguerite W. Dickerson
                                      -----------------------------------------
                                        MARGUERITE W. DICKERSON, Co-Trustee


                                   By:   /s/ Frederick T. Stant
                                      -----------------------------------------
                                        FREDERICK T. STANT, III,
                                        Independent Trustee


                                   THE DOUGLAS DICKERSON IRREVOCABLE TRUST
                                   NO. 3, DATED JULY 1, 1991


                                   By:   /s/ Douglas G. Dickerson
                                      -----------------------------------------
                                        DOUGLAS G. DICKERSON, Trustee


                                   By:   /s/ Frederick T. Stant
                                      -----------------------------------------
                                        FREDERICK T. STANT, III,
                                        Independent Trustee

             [Amendment No. 1 to Purchase Agreement Signature Page]

ECOLOCHEM, S.A.R.L. SHAREHOLDERS

                                   /s/ Lyman B. Dickerson
                                   --------------------------------------------
                                   LYMAN B. DICKERSON


                                   /s/ Douglas G. Dickerson
                                   --------------------------------------------
                                   DOUGLAS G. DICKERSON


                                   THE ESTATE OF RICHARD C. DICKERSON


                                   By:   /s/ Douglas G. Dickerson
                                      -----------------------------------------
                                        DOUGLAS G. DICKERSON, Co-Executor


                                   By:   /s/ Marguerite W. Dickerson
                                      -----------------------------------------
                                        MARGUERITE W. DICKERSON, Co-Executor